Exhibit 99.2

China Wind Systems Announces Conference Call to Discuss First Quarter Fiscal 2010 Results

Source: China Wind Systems, Inc. On Tuesday May 11, 2010, 12:32 pm EDT

WUXI, Jiangsu Province, China, May 11 /PRNewswire-Asia-FirstCall/ -- China Wind Systems, Inc. (Nasdaq:CWS - News) ("China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, announced today that it will conduct a conference call at 9:00 a.m. ET on Friday, May 14, 2010 to discuss results for the first quarter of fiscal 2010.

Teresa Zhang, Chief Financial Officer and Yan Hua, Vice President, Operations, will host the conference call. The Company will release its financial results for the first quarter of fiscal 2010 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 359-2891. International callers should dial (702) 224-9578. When prompted, enter passcode: 749 255 93.

If you are unable to participate in the live call, a replay will be available for 14 days starting on May 14, 2010 at 10:00 a.m. ET. To access the replay, dial (800) 642-1687. International callers dial (706) 645-9291. When prompted, enter passcode 749 255 93.

About China Wind Systems, Inc.

China Wind Systems supplies precision forged components such as rolled rings, shafts and flanges to the wind power and other industries and industrial equipment primarily to the textile industry in China. With its newly finished state-of-the-art production facility, the Company has increased its production and shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release

    For more information, please contact:

    Company Contact:

     Ms. Teresa Zhang
     Chief Financial Officer
     China Wind Systems, Inc.
     Tel:   +1-877-224-6696 x705
     Email: teresa.zhang@chinawindsystems.com
     Web:   http://www.chinawindsystems.com

    Investor Relations Contact:

     Mr. Shaun Smolarz
     Financial Writer
     CCG Investor Relations
     Tel:   +1-646-701-7444
     Email: shaun.smolarz@ccgir.com

     Mr. Athan Dounis
     Account Manager
     CCG Investor Relations
     Tel:   +1-646-213-1916
     Email: athan.dounis@ccgir.com
     Web:   http://www.ccgirasia.com